Exhibit 3.01

AMENDED AND RESTATED

BY LAWS

of

CORNING NATURAL GAS CORPORATION

AS AMENDED JUNE 22, 2006

ARTICLE I

OFFICES

SECTION 1.  The principal office of the Corporation shall be in the City of Corning, Steuben County, State of New York.

ARTICLE II

STOCKHOLDERS’ MEETING

SECTION 1.  The place of all meetings of the stockholders shall be the principal office of the Corporation in the City of Corning, County of Steuben, State of New York, or at such other place within the State of New York as shall be determined by the Board of Directors, the place at which any such meeting shall be held to be stated in the notice and call of the meeting.

SECTION 2.  The Annual Meeting of Stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year at a day and time each year fixed by the Board of Directors, which day and time shall be set forth in the notice of meeting.

[THE FOLLOWING SECTION 3 WAS AMENDED BY ACTION OF THE BOARD OF DIRECTORS ON AND  EFFECTIVE JUNE 22, 2006 (changing the reference in line 8 from “40” to “60”). SUCH AMENDMENT IS EFFECTIVE UNTIL THE NEXT

FOLLOWING ANNUAL MEETING OF SHAREHOLDERS AND THEREAFTER IF AT SUCH MEETING THE AMENDMENT IS RATIFIED].

SECTION 3.  At all Stockholders’ Meetings all questions shall be determined by majority vote of the Common Stock present in person or by proxy, unless otherwise specifically provided by statute, or by the Certification of Incorporation as amended, or by these By-Laws. Voting may be viva voce but any qualified voter may demand a stock vote, and in this case such vote shall immediately be taken by written ballot and each holder of Common Stock present in person or by proxy shall be entitled to one vote for each share of Common Stock standing registered in his or her name on the books of the Corporation or in the name of any person whose proxy he may be, provided that the Board of Directors may fix a time not more than 60 days prior to the date of a meeting of stockholders as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

[THE FOLLOWING FORM OF SECTION 3 MAY AGAIN BECOME  EFFECTIVE AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS FOLLOWING THE JUNE 22, 2006 AMENDMENT REFERRED TO ABOVE IF AT SUCH MEETING THE AMENDMENT IS NOT RATIFIED].

SECTION 3.  At all Stockholders’ Meetings all questions shall be determined by majority vote of the Common Stock present in person or by proxy, unless otherwise specifically provided by statute, or by the Certification of Incorporation as amended, or by these By-Laws. Voting may be viva voce but any qualified voter may demand a stock vote, and in this case such vote shall immediately be taken by written ballot and each holder of Common Stock present in person or by proxy shall be entitled to one vote for each share of Common Stock standing registered in his or her name on the books of the Corporation or in the name of any person whose proxy he may be, provided that the Board of Directors may fix a time not more than 40 days prior to the date of a meeting of stockholders as the time as of which stockholders entitled to notice of and to vote at such meeting shall be determined.

SECTION 4.  The order of business at the Annual Meeting of Stockholders will be as follows, in so far as consistent with the purpose of the meeting:

(a)          Calling the meeting to order.

(b)         Proof of notice of meeting.

(c)          Roll call and filing of proxies.

(d)         Reading the minutes of the last previous annual meeting.

(e)          Reports of officers.

(f)          Reports of committees.

(g)         Election of directors.

(h)         Unfinished business.

(i)           New business.

SECTION 5.  Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors or by a majority of the Board of Directors, and shall be called by the Chairman of the Board of Directors or the Secretary at the request in writing of stockholders owning 20% or more of the outstanding stock of the Corporation entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting, and the business to be transacted at such meeting, which shall be confined to such purposes. At any time upon a proper request of any person or persons entitled to call such Special Meeting, it shall be the duty of the Secretary to call such meeting not less than ten or more than thirty days after the receipt of such request.

[THE FOLLOWING SECTION 6 WAS AMENDED BY ACTION OF THE BOARD OF DIRECTORS ON AND  EFFECTIVE JUNE 22, 2006 (changing the reference in line 4 from “forty” to “sixty”). SUCH AMENDMENT IS EFFECTIVE UNTIL THE NEXT FOLLOWING ANNUAL MEETING OF SHAREHOLDERS AND THEREAFTER IF AT SUCH MEETING THE AMENDMENT IS RATIFIED].

SECTION 6.  Notice of the time, place and purpose of meetings of stockholders shall be given by mailing written or printed notice of the same signed by the Chairman of the Board of Directors, or President or a Vice President or the Secretary or an Assistant Secretary at least ten days and not more than sixty days prior to the meeting, with postage prepaid, to each stockholder of record of the Corporation entitled to vote at such meeting and addressed to the stockholder’s last known post office address appearing on the books of the Corporation.

[THE FOLLOWING FORM OF SECTION 6 MAY AGAIN BECOME  EFFECTIVE AT THE NEXT ANNUAL MEETING OF SHAREHOLDERS FOLLOWING THE JUNE 22, 2006 AMENDMENT REFERRED TO ABOVE IF AT SUCH MEETING THE AMENDMENT IS NOT RATIFIED].

SECTION 6.  Notice of the time, place and purpose of meetings of stockholders shall be given by mailing written or printed notice of the same signed by the Chairman of the Board of Directors, or President or a Vice President or the Secretary or an Assistant Secretary at least ten days and not more than forty days prior to the meeting, with postage prepaid, to each stockholder of record of the Corporation entitled to vote at such meeting and addressed to the stockholder’s last known post office address appearing on the books of the Corporation.

SECTION 7.  A quorum at any Annual or Special Meeting of Stockholders shall consist of stockholders representing either in person or by proxy a majority of the outstanding capital stock of the Corporation entitled to vote at such meeting, except as otherwise provided by law or in the Certificate of Incorporation. In the absence of a quorum the meeting may be adjourned to a fixed date thereafter by majority vote of the stock present at the meeting in person or by proxy and entitled to vote.

SECTION 8.  Not more than three nor less than two Inspectors of Election shall be appointed by the Board of Directors to serve at any election of Directors by stockholders and at any meeting of stockholders at which written ballots are to be taken, and in case of a vacancy at the time of the meeting such vacancy shall be filled by the stockholders present at the meeting by per capita vote. No director or officer of the Corporation shall be eligible to act as an inspector of election. Inspectors of election shall be sworn faithfully to execute their duties with strict impartiality and according to the best of their ability, and they shall subscribe to said oath.

SECTION 9.  Every stockholder entitled to vote at any meeting may vote in person or by proxy, but no officer, clerk, teller or bookkeeper of a corporation formed under or subject to the banking law of the State of New York shall act as proxy. Proxies must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executed it shall have specified the duration. Any proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except as otherwise provided by law.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. The management of all affairs, property and business of the Corporation shall be vested in the Board of Directors of no less than three (3) and no more than seven (7) persons, the number of directors within such limits to be provided by vote of the Board of Directors prior to the annual meeting in such year. Directors shall be elected at the annual meeting of stockholders by plurality vote for a term of one year and shall hold office until their successors are elected and qualify. Directors need not be stockholders.

SECTION 2.  All vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by majority vote of the remaining directors at any special or regular meeting of the Board of Directors. A director so elected shall hold office for the unexpired term of his predecessor, and until his successor is elected and qualifies.

SECTION 3.  Meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place or places as may be designated by the Board of Directors.

SECTION 4.  A regular meeting of the Board of Directors shall be held immediately following the Annual Meeting of Stockholders or as soon thereafter as possible to elect officers. Regular meetings of the Board of Directors may be established by the Board of Directors, in which case notice of such meetings shall not be required.

SECTION 5.  Special Meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, or in his absence by the President, or a Vice President, or by any two Directors. Notice of all Special Meetings of the Board of Directors shall be given each Director by mailing or telegraphing such notice at least forty-eight hours prior to the meeting.

SECTION 6.  A majority of the Board of Directors shall constitute a quorum for the transaction of business unless otherwise provided by law. Less than a quorum may adjourn any meeting to a subsequent fixed date without further notice.

SECTION 6A.  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consent thereto by members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or

SECTION 6B.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 7.  An Executive Committee may be appointed by a majority of the Board of Directors and shall have such authority as shall be delegated to it and permitted by law. It shall keep minutes and report at each meeting of the Board of Directors its activities since the next prior meeting of the Board of Directors.

SECTION 8.  The Board of Directors by resolution may establish a fixed sum and expenses of attendance to be paid to each director for attendance at each meeting of the Board of Directors; but nothing herein shall prevent directors from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV

OFFICERS

SECTION 1.  The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary and a Treasurer who shall be elected for one year by majority vote of the Board of Directors at its first meeting after the Annual Meeting of Stockholders in each year, and who shall hold office until their successors are elected and qualify. The Board of Directors may also elect or appoint Assistant Treasurers and Assistant Secretaries, and such other officers or agents as they deem necessary or expedient. Except for the Chairman of the Board of Directors and the President, officers need not be directors of the corporation.

SECTION 2.  The Chairman of the Board shall preside at directors’ meetings of the Board of Directors. In case of a vacancy in the office of Chairman of the Board, or in the absence or disability of the Chairman of the Board, the President or other properly elected or appointed officers shall preside at meetings of the Board of Directors.

SECTION 2A.  The Chairman of the Board or the President, whichever is duly appointed by the Board of Directors, shall be the chief executive officer of the Corporation. The chief executive officer shall preside at all stockholders’ meetings and shall have general supervision of the affairs of the Corporation; shall sign or countersign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors; shall make reports to the

Board of Directors and stockholders; and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

SECTION 2B.  The President shall exercise all the functions of the Chairman of the Board of Directors during the absence or disability of the Chairman of the Board, except for those functions, if any, which have been delegated by the Board of Directors to another properly appointed or elected officer, and further the President shall perform such duties as may be required by law or properly required by the Board of Directors.

SECTION 3.  The Vice Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President.

SECTION 4.  The Secretary shall issue notices of all meetings, except as otherwise provided herein, shall keep minutes of all meetings, shall have charge of the seal of the Corporation and the corporate books and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

SECTION 5.  The Assistant Secretaries in the order of their seniority shall in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary, and perform such other duties as the Board of Directors shall prescribe.

SECTION 6.  The Treasurer shall have custody of all the moneys and securities of the Corporation and shall keep regular books of accounts. He shall control the disbursement of the funds of the Corporation in payment of just demands. He shall render to the Board of Directors from time to time statements of the financial condition of the Corporation. He shall give bond for the faithful performance of his duties if required by the Board of Directors, to be approved by such Board as to form and surety.

SECTION 7.  The Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and perform such other duties as the Board of Directors shall prescribe.

SECTION 8.  In case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

SECTION 9.  Vacancies in any office arising for any cause may be filled by the directors at any regular or special meeting.

SECTION 10.  The officers of the Corporation may be removed at any time with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by submitting a written resignation to the Board of Directors.

ARTICLE V

STOCK

SECTION 1.  Certificates of stock shall be signed by the Chairman of the Board of Directors or by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. When any such certificate is signed by a transfer agent and by a registrar, the signatures of the Corporation’s officers thereon may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before the certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issue. Certificates of stock shall plainly state on the face the number, kind and class of shares which it represents, and shall conform in all respects to applicable provisions of law.

SECTION 2.  Transfers of stock shall be made only upon the transfer books of the Corporation kept at the principal office of the Corporation or of any transfer agents if such shall be designated. Before any new certificate is issued, old certificates must be surrendered for cancellation, properly endorsed or with stock power properly affixed, and with transfer tax stamps properly affixed.

SECTION 3.  In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of loss or destruction, and upon giving satisfactory bond of indemnity to the Corporation and/or to the transfer agent in such sum as the Board of Directors may provide.

SECTION 4.  The Board of Directors may fix a time, not exceeding forty days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences or rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record for the determination of stockholders entitled to receive any such dividend, distribution, rights or interests, and in such case only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests; or in lieu of so fixing a record time may prescribe a period not exceeding forty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the Corporation may be made.

ARTICLE VI

SEAL

SECTION 1.  The corporate seal of the Corporation shall be in the form of two concentric circles and shall have inscribed thereon between such circles the name, “Corning Natural Gas Corporation” and the words, “Corning, Steuben County” and in the middle the word, “Incorporated” and the year, “1904”.

ARTICLE VII

AMENDMENT OF BY-LAWS

SECTION 1.  Except as otherwise may be provided herein; in the Certificate of Incorporation, as amended, or by law, these By-Laws may be altered, amended, or rescinded by a vote of a majority of the whole Board of Directors of the Corporation at any meeting provided that at least ten days’ notice of the intention to so do is given to each director as a part of the notice of the meeting.

SECTION 2.  Except as otherwise may be provided herein, in the Certificate of Incorporation, as amended, or by law, these By-Laws may be altered, amended, or rescinded by a vote of a majority of the Common Stock outstanding and entitled to vote provided that at least ten days’ notice of such intention be included in the notice of meeting.

SECTION 3.  Reference to any alteration, amendment or rescission of the By-Laws effected by the Board of Directors during any year shall be made in the notice to stockholders for the next succeeding annual meeting of stockholders, and if any such change in the By-Laws is not ratified at such meeting of stockholders, it shall only be effective up to the time of such annual meeting.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1.  No present or future director or officer of the Corporation (or his legal representatives) shall be liable for any act, omission, step or conduct taken or had in good faith, which (whether by condition or otherwise) is required, authorized or approved, or is otherwise in compliance with or in reliance upon a regulation, rule, order or determination issued or made by a department, agency, board, commission or authority pursuant to any statute of any state or the United States, whether or not such regulation, rule, order or determination shall have been subsequently amended, rescinded or determined by judicial or administrative authority to be invalid or illegal, or which is taken in contesting in good faith the validity or legality of such regulation, rule, order or determination. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that any of the foregoing provisions of this paragraph is found by the court not to constitute a valid defense on the ground that such provision is not applicable to the particular class of plaintiff, each such director or officer (or his legal representatives) shall be indemnified as provided by this Article.

SECTION 2.  Each director and officer of the Corporation, whether or not then in office, and in the event of his death, his legal representatives, shall be indemnified by the Corporation to the fullest extent allowed, and in the manner provided by New York law, in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings). Such indemnification shall include the advancing of expenses incurred in connection therewith and shall be in addition to any other right or claim to which any director or officer may otherwise be entitled.

SECTION 3.  The Corporation may purchase and maintain insurance to indemnify the Corporation for any obligation it incurs as a result of the indemnification of directors and officers, or to indemnify directors and officers, pursuant to this Article and in accordance with New York law.

SECTION 4.  Each section or portion thereof of this Article shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.